Exhibit 10.1

EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (“Agreement”) is entered into and effective as of the 12th day of August, 2026, by and between U. S. Physical Therapy, Inc. a Nevada corporation (“Employer”) and Nchacha Etta (“Employee”).  Employer and Employee may be referred to herein collectively as the “Parties” and individually as a “Party.”  For the purposes of this Agreement, “Employer” includes OPR Management Services, Inc., which is one of Employers affiliates and which serves as co-employer for Employer’s employees; for the purposes of Sections 11, 12, and 13 “Employer” shall include all subsidiaries and affiliates (as defined under the Securities Exchange Act of 1934, as amended and regulations promulgated thereunder).
Section 1.                          Term.  Employee is hereby employed by Employer for a two-year term (the “Term”) commencing as of September 1, 2026.  The Term shall automatically renew as of the end of each expiring Term for an additional two-year period.  For purposes hereof, the “Term” shall refer to the current Term and any renewal of such Term.
Section 2.                          Duties of Employee.  Employee is engaged to serve as Executive Vice President and Chief Financial Officer of Employer and to perform such duties and responsibilities as are customarily performed by persons acting in such capacity or such other duties as may be assigned by Employer from time to time.  Employee shall report to the Employer’s Chief Executive Officer and shall perform his duties in accordance with the policies and objectives established by Employer.
Section 3.                          Full-Time Employment.  Employee shall devote substantially all of his working time and talent to the business of Employer during the term hereof and shall diligently and to the best of his ability perform all duties incident to his employment hereunder, using his best efforts to promote the interests of Employer.  Employee agrees that he shall not serve as an officer, director, consultant, or employee of any other person or entity, whether or not for compensation, without the prior consent of the Employer’s Board of Directors.
Section 4.                          Base Compensation.  Subject to the terms and conditions of this Agreement, as compensation for services rendered and Employee’s covenants and agreements under this Agreement, Employer shall pay to Employee a base salary of SIX HUNDRED TWENTY-FIVE THOUSAND AND NO/100THS DOLLARS ($625,000.00) per year (as adjusted from time to time, the “Base Compensation”), payable in accordance with Employer’s then-prevailing pay practices.  From time to time (but at least once a year) Employer and Employee shall review Employee’s performance, and at that time Employer, in its sole discretion, shall determine whether Employee’s Base Compensation should be increased.  At no time during the Term hereof will Employee’s Base Compensation be decreased without the express written consent of Employee.
Section 5.                          Additional Compensation.  Subject to the terms and conditions of this Agreement, in addition to the Base Compensation, Employer may provide incentive compensation in the form of cash bonuses and other incentive awards, including stock options, restricted shares, and/or restricted stock units.  The amount of any cash bonus and the award of any additional stock options, restricted shares or restricted stock units is completely discretionary and will be determined solely by the Board of Directors of Employer or a compensation committee thereof, taking into consideration any factor the Board of Directors or compensation committee deems relevant. The Company shall provide an initial grant of restricted stock and/or restricted stock units having a market value on the date of the grant of approximately $550,000.00, with such restrictions and other conditions as determined by the Company. For the portion of the Term during 2026, the Company also provide a grant of restricted stock and/or restricted stock units having a market value on the date of the grant of approximately $200,000.00, with such restrictions and other conditions as determined by the Company, and a prorated discretionary cash bonus, in each case during the first quarter in 2027.
Section 6.                          Business Expenses.  Employer shall reimburse Employee for business expenses directly and reasonably incurred in the performance of his duties.
Section 7.                          Benefits and Plans.  Employee shall be entitled to such fringe benefits, including at least 20 PTO days annually, sick and personal days, and company holidays per calendar year, as well as insurance (health, disability and life) generally available to the executive officers of Employer, and Employee shall be entitled to participate, subject to all conditions of eligibility, in any employee benefit plans which may be adopted by Employer, including without limitation, qualified retirement plan(s), deferred compensation plans, and salary continuation, disability insurance, hospitalization insurance, major medical insurance, medical reimbursement and life insurance benefit plans.  Also, Employer shall continue Employee’s monthly salary for a period of up to ninety (90) continuous days during any period of Employee’s sickness or disability.
Section 8.                          Termination.  This Agreement shall terminate prior to the expiration of the Term hereof upon the occurrence of any one of the following events (each a “Termination Event”):
(a)
Disability.  In the event that Employee is unable fully to perform his duties and responsibilities hereunder to the full extent required by Employer by reason of illness, injury or incapacity for ninety (90) consecutive days, this Agreement may be terminated by Employee or Employer; provided, however, that Employee shall continue to be compensated as provided in this Agreement during such ninety- (90) day period and until termination under this Section 8, Employee also shall be paid, in a lump sum, a special benefit equal to two (2) year’s Base Compensation, and all Restricted Stock owned by Employee shall immediately become Vested Shares, as such term is defined in the applicable grant agreement and plan documents; and, provided further, that Employee will be entitled to receive the benefits, rights and/or payments prescribed under any employee welfare or benefit plan in which Employee was participating at the time of such disability in accordance with the terms and conditions of such plans.  In the event of any dispute under this Section 8, Employee shall submit to a physical examination by a licensed physician selected by Employer and reasonably acceptable to Employee.

(b)
Death.  In the event that Employee dies during the term hereof, Employer shall pay to his executors, legal representatives or administrators an amount equal to one (1) year’s Base Compensation, and thereafter Employer shall have no further liability or obligation hereunder to Employee’s executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through Employee; provided, however, that all Restricted Stock owned by Employee shall immediately become Vested Shares, as such term is defined in the applicable grant agreement and plan documents, and Employee’s heirs, legal representatives or administrators will be entitled to receive the benefits, rights and/or payments prescribed under any employee welfare or benefit plans in which Employee was participating at the time of his death in accordance with the terms and conditions of such plans.

(c)
Cause.  Nothing in this Agreement shall be construed to prevent its termination by Employer at any time for “cause”.  For purposes of this Agreement, “cause” shall mean (i) the willful and material failure of Employee to perform or observe (other than by reason of disability as contemplated in paragraph 8(a)) any of the terms or provisions of this Agreement, including the failure of Employee to follow the reasonable written directions of Employer’s President and Chief Executive Officer or Board of Directors, (ii) dishonesty or misconduct on the part of Employee that is or is reasonably likely to be damaging or detrimental to the business of Employer, (iii) conviction of a crime involving moral turpitude, (iv) habitual insobriety or failure to perform duties due to abuse of alcohol or drugs, or (v) misappropriation of funds.  Prior to terminating this Agreement on account of Employee’s failure to perform or observe any of the terms and conditions of this Agreement (but not for any of the other enumerated “causes” stated in (ii) through (v) above), Employer shall give Employee thirty (30) days written notice and an opportunity to cure such failure to the satisfaction of Employer.  Upon termination for cause, Employer shall pay to Employee all sums due to Employee through the date of such termination.  Following such a termination, Employer shall have no further duty or obligation to Employee; provided, however, that Employee shall continue to be bound by Sections 11 through 13.

(d)
Voluntary Resignation by Employee not for good reason.  Upon a voluntary resignation by Employee not “for good reason” as defined in Section 9 F. herein, Employer shall pay to Employee all sums due to Employee through the date of such termination.  Following such a termination, Employer shall have no further duty or obligation to Employee; provided, however, that Employee shall continue to be bound by Sections 11 through 13.

Section 9.                          Special Benefits.
A.            Special Benefit in the Event of a Termination Event and Change in Control.
Employee shall be entitled to a Change of Control benefit of $283,333 in the event that a “Change in Control” occurs within six months after, or within twelve months prior to a Termination Event (as defined herein).  For purposes hereof, a “Change in Control” is defined as:
(a)	The transfer or sale by Employer of all or substantially all of the assets of Employer whether or not this Agreement is assigned or transferred as a part of such sale;
(b)	The transfer or sale of more than fifty percent (50%) of the outstanding shares of Common Stock of Employer;
(c)
A merger or consolidation involving Employer in a transaction in which the shareholders of Employer immediately prior to the merger or consolidation own less than fifty percent (50%) of the company surviving the merger or consolidation; or

(d)
A merger or consolidation involving Employer in a transaction in which the board members of Employer after the merger or consolidation constitute less than fifty percent (50%) of the board of the company surviving the merger or consolidation; or

(e)	The voluntary or involuntary dissolution of Employer.
B.    Special Benefit in the Event of Termination Without Cause or Resignation for Good Cause.
In the event of the termination of employment of Employee by Employer without “cause” as cause is defined in Section 8(c) hereof, or the resignation of employment by Employee “for good reason” as defined in Section 9 F. hereof (in either case, a “Termination Event”), Employee shall be entitled to the following special benefits:
(i) Two (2) year’s Base Compensation; and
(ii) The greater of (i) the bonus paid or payable to Employee with respect to last fiscal year of Employer completed prior to the occurrence of the Termination Event or (ii) the average of the bonuses paid to Employee over the three (3) fiscal years of Employer ending with last fiscal year of Employer completed prior to the occurrence of the Termination Event; and
(iii) (a) For any fiscal year completed prior to the Termination Event for which a cash bonus and restricted share grants awardable under the applicable incentive plan for such fiscal year has not been both determined and paid/granted, as applicable, Employee shall receive (1) 100% of the subjective cash and 100% of the subjective restricted share awards for which Employee was eligible under such plan, and (2) cash and restricted shares awards under the objective portion of such plans based on the actual objective performance of Employer for such plan year; and
         (b)   For any Termination Event which occurs during the final six (6) months of the applicable fiscal year, Employee shall receive (1) a pro rata portion of the subjective cash and the subjective restricted share awards for which Employee was eligible under the applicable incentive plan for such fiscal year, based on the portion of the fiscal year that has transpired as of the Termination Event, and (2) a pro rata portion of the objective cash and of the objective restricted share awards for which Employee was eligible under such plan, based on the portion of the fiscal year that has transpired as of the Termination Event and the actual objective performance of Employer for the full plan year, once determined.
(iv) Employee’s accrued but unused vacation days; and
(v) All Restricted Stock owned by Employee shall immediately become Vested Shares, as such term is defined in the applicable grant agreement and plan documents.
The aggregate dollar amount of the special benefits described in subsections (i), (ii) and (iii) above shall be aggregated and paid ratably on a bi-weekly basis over the 24 month period following the Termination Event; the restricted stock to be granted pursuant to subsection (iii) above shall be granted once determined and shall be Vested Shares (as defined in the incentive plan for the applicable fiscal year).  If a Change in Control has occurred within six months after, or within twelve months prior to a Termination Event, Employee shall also be entitled to the special benefits under this Section 9.B (in addition to the benefits otherwise provided in Section 9.A.).
C.            Employee’s accrued but unused vacation days shall be paid to Employee within thirty (30) days of the actual date of the termination of Employee’s employment.
D.            In the event Employee’s employment is terminated (whether by Employer or Employee) as a result of a Termination Event, Employee shall be entitled to such medical insurance benefits as he enjoyed prior to his termination for the twenty-four months following such termination of employment and at the same cost to Employee of such benefits as in effect prior to such termination.
E.            Should any special benefits provided in this Section 10 become payable, the covenants contained in Sections 11 through 13 hereof shall continue to apply, and should Employee violate the terms of such covenants, in addition to any legal or equitable remedies, Employer may cease payment of the benefits and terminate any and all future payments otherwise called for under this Section 9.
F.            For purposes of this Agreement, “for good reason” means the occurrence of any one or more of the following: (i) removal or other termination of Employee as the Chief Financial Officer of Employer, without Employee’s express written consent; (ii) a reduction of Employee’s duties, authority or responsibilities or the assignment to Employee of such reduced duties, authority or responsibilities, in either case without Employee’s express written consent, (iii) a reduction by Employer in Employee’s Base Compensation without Employee’s express written consent; (iv) the relocation of Employee’s primary office location more than 30 miles from Employer’s then present headquarters location without Employee’s express written consent, or (v) within six months prior to, or within twelve months following, a Change in Control, a material change in the annual financial opportunity in the form of additional compensation awarded pursuant to Section 5 herein (as compared to the opportunity awarded during the prior two years)..
Section 10.                          Non-Competition.  At all times that Employee remains employed by the Employer and for a two- (2) year period following the termination of his employment under this Agreement for any reason, Employee shall not, directly or indirectly, for himself or on behalf of any other person or entity as an employee, employer, consultant, agent, lender, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, (i) invest, engage in, or permit his name to be used in connection with any business that is in competition with Employer, (ii) accept employment with or render services to a competitor of Employer, as a director, officer, agent partner, employee or consultant, or (iii) solicit or accept from any of the customers of Employer or from any person or entity whose business Employer is soliciting, any business of the type which Employer is engaged in or in which Employer is actively preparing to so engage, in each case described in clauses (i), (ii) or (iii), within the Territory.  Employee shall be prohibited from engaging in the activities described above within, or with respect to any business in competition with the Employer located within, fifty (50) miles of any of Employer’s rehabilitation clinic locations (the “Territory”).
Notwithstanding the foregoing, Employee may own the voting common stock of any publicly held corporation so long as it does not exceed more than five percent (5%) of the outstanding stock thereof.
Section 11.                          Non-Solicitation.  For a two (2) year period following the termination of the employment of the Employee under this Agreement for any reason, Employee agrees not to, directly or indirectly, for himself or on behalf of any other person or entity (a) solicit or induce, or attempt to solicit or induce, any person employed by, or any agent of, Employer, to terminate employee’s or agent’s relationship with Employer, nor (b) call on, solicit or divert, or attempt to call on, solicit or divert any person, firm, corporation or other entity who was or had been a customer or a patient referral source (including, without limitation, any physician) of Employer who referred ten or more customers or patients to Employer, who is a customer or a patient referral source of Employer who has referred ten or more customers or patients to Employer, or who is a prospective customer or a patient referral source of Employer with whom Employee had contact as an employee of Employer and who, within six months of such solicitation, Employer was or is actively recruiting as a customer or patient referral source.
Section 12.                          Confidential Information.  Employee will not, during or after the termination of this Agreement, disclose any trade secrets, financial and accounting information, customer lists, customer mailing lists, prospective customer lists, lists of referral sources or prospective referral sources, or pricing, marketing or advertising plans or methods used by Employer (the “Confidential Information”) to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall Employee make use of the Confidential Information for his own purposes or for the benefit of any person, firm, corporation or other entity (except Employer) under any circumstances during or after the termination of this Agreement.  On demand of Employer, at any time, Employee shall immediately deliver all printed or written Confidential Information to Employer.  To the extent that Employee’s property does not contain Confidential Information, Employee may remove all of Employee’s property (such as computer software and tapes) upon termination of this Agreement.  Confidential Information does not include information that (i) currently is generally available to or known by the public or hereafter becomes generally available to or known by the public through no fault of Employee, (ii) was already in the possession of Employee on the date of inception of Employee’s employment by Employer, or (iii) is obtained by Employee from a third party who is under no obligation of confidence to Employer.
Section 13.                          Reasonableness of Restrictions.  Employee agrees that (a) the covenants contained in Sections 11, 12 and 13 hereof are necessary for the protection of Employer’s business goodwill and trade secrets, (b) a portion of the compensation paid to Employee under this Agreement is paid in consideration of the covenants herein contained, the sufficiency of which consideration is hereby acknowledged, and if the scope of any restriction contained in Sections 11, 12 and 13 is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum permitted by law, and the parties hereby consent that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.
Section 14.                          Enforcement.  Employee acknowledges Employee’s employment with Employer is special and unique in character and that Employee will acquire special skill and training and gain special knowledge during Employee’s employment with Employer, that the restrictions contained in Sections 11, 12 and 13 hereof are reasonable and necessary to protect the legitimate interests of Employer and its affiliates, that Employer would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to Employer.  Employee also acknowledges that Employer shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages as well as an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled.  The existence of any claim or cause of action of Employee against Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of these covenants, except for Employer’s breach of this Agreement relating to its payment obligations to Employee after the termination of Employee’s employment under the terms of this Agreement.
Section 15.                          Copy of Covenants.  Until the expiration of the applicable restrictions, Employee will provide, and Employer similarly may provide, a copy of the covenants contained in Sections 11, 12 and 13 of this Agreement to any business or enterprise which Employee may (i) directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management operation, financing, or control of, (ii) serve as an officer, director, employee, partner, principal, agent, representative, consultant, lender or otherwise, or (iii) with which he may use or permit his name to be used.
Section 16.                          Special Definition of Employer.  For the purposes of Sections 11 through 15 above, the definition of Employer shall include any subsidiary or affiliate of Employer, including all affiliated physical therapy partnerships of Employer.
Section 17.                          Notices.  Any notices to be given hereunder by either Party to the other may be effected in writing either by personal delivery, via facsimile or by mail, registered or certified, postage prepaid with return receipt requested:
If to Employer:	U.S. Physical Therapy, Inc.
1300 West Sam Houston Parkway South
Suite 300
Houston, Texas 77042
Attention: Chief Executive Officer

If to Employee:	Nchacha Etta
1429 Danbury Parks Drive
Keller, Texas 76248

Mailed notices shall be addressed to the Parties at the addresses set forth above, but each Party may change the address by written notice in accordance with this Section 17.  Notices delivered personally or by facsimile shall be deemed communicated upon actual receipt.  Mailed notices shall be deemed communicated three (3) days after mailing.
Section 18.                          Entire Agreement.  This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer, and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever.
Section 19.                          Headings.  The headings or titles to sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the heading or title of any section.
Section 20.                          Amendment or Modification; Waiver.  No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver is authorized by Employer and is agreed to in writing, signed by Employee and by an officer of Employer (other than Employee) thereunto duly authorized.  Except as otherwise specifically provided in this Agreement, no waiver by any Party hereto of any breach by any other Party hereto of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time nor shall the receipt or acceptance of Employee’s employment be deemed a waiver of any condition or provision hereof.
Section 21.                          Assignability.  Employee shall not assign, pledge or encumber any interest in this Agreement or any part thereof without the express written consent of Employer, this Agreement being personal to Employee.  This Agreement shall, however, inure to the benefit of Employee’s estate, dependents, beneficiaries and legal representatives.  This Agreement shall not be assignable by Employer without the written consent of Employee which will not be unreasonably withheld.  Subject to the terms of this Agreement, Employer may merge or consolidate with or into, or transfer substantially all of its assets to, another corporation or other form of business organization without Employee’s consent, and as a result of such merger, consolidation or transfer, this Agreement shall bind the successor of Employer resulting from such merger, consolidation or transfer.  No such merger, consolidation or transfer, however, shall relieve the Parties from liability and responsibility for the performance of their respective duties and obligations hereunder.
Section 22.                          Governing Law.  This Agreement shall be interpreted, construed and governed by and in accordance with the internal substantive law of the State of Texas.
Section 23.                          Severability.  Each provision of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof.  In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intent of the Parties hereto to the extent permissible under law.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day first written above.

EMPLOYER:

U.S. PHYSICAL THERAPY, INC.

By: /s/ Chris Reading
Chris Reading
Chairman and Chief Executive Officer

EMPLOYEE:

 /s/ Nchacha Etta
Nchacha Etta